      As filed with the Securities and Exchange Commission on July 16, 1999
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 AMX CORPORATION
             (Exact name of Registrant as specified in its charter)

                TEXAS                                      75-1815822
   (State of other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                             11995 FORESTGATE DRIVE
                               DALLAS, TEXAS 75243
          (Address, including zip code, of principal executive offices)
                                 ---------------

                                 AMX CORPORATION
                           1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                                 ---------------

                                    JOE HARDT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 AMX CORPORATION
                             11995 FORESTGATE DRIVE
                               DALLAS, TEXAS 75243
                     (Name and address of agent for service)

                                 (972) 644-3048
          (Telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

============================== ============== ======================== ========================== ====================
  Title of securities to be    Amount to be      Proposed maximum          Proposed maximum            Amount of
         registered             registered           offering                  aggregate             registration
                                                  price per share           offering price                fee
------------------------------ -------------- ------------------------ -------------------------- --------------------
Common Stock, par value $.01     3,000,000
per share...............          shares            $18.32 (1)              $54,960,000 (1)             $15,279

============================== ============== ======================== ========================== ====================

(1)      Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for purposes of computing the registration fee based upon the average of the high and low sales prices per share for the
         Common Stock reported on The Nasdaq National Market on July 9, 1999 (which was $18.32) for all shares being registered. Because there are options still available for grant under the AMX Corporation 1999 Equity
         Incentive Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the plan and such prices may be more or less than
         $18.32 per share.

======================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         NOTE: The document(s) containing the information concerning the AMX Corporation 1999 Equity Incentive Plan (the "Plan"), required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plan and other information required by Item 2 of Form S-8 will be sent or given to employees of the Registrant and its subsidiaries, as applicable, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which AMX Corporation (the "Company") has previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as filed on June 29, 1999 with the Commission pursuant to the Securities Act (Commission File No. 0-26924), which contains audited financial statements for the Company's fiscal year ended March 31, 1999, which is the Company's latest fiscal year for which audited financial statements have been filed;

         (ii) The Company's Current Report on Form 8-K filed with the Commission on April 6, 1999; and

         (iii) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-26924), as filed with the Commission pursuant to the Exchange Act on October 5, 1995, as may be amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Munsch Hardt Kopf & Harr, P.C. will render an opinion with respect to the validity of the shares of Common Stock being registered pursuant to this Registration Statement. Joe Hardt, the President, Chief Executive Officer and a director of the Company, is a former shareholder of Munsch Hardt Kopf & Harr, P.C. Mr. Hardt has retired from the practice of law.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII of the Company's Amended and Restated Articles of Incorporation provides the following:

         "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                  (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (2) an act or omission not in good faith that constitutes breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                  (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                  (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

         Article IX of the Company's Amended and Restated Articles of Incorporation, as amended, provides the following:

         "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the extent permitted by applicable state or federal law as in effect from time to time."

         Section 7.06 of the Company's Amended and Restated Bylaws, as amended provides the following:

         "The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

         The Company currently has in effect a directors and officers liability insurance policy covering the directors and executive officers of the Company and its subsidiaries.

         The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

         The Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1, as amended (Registration No. 33-96886), provides for indemnification by the underwriters of the Company's initial public offering of Common Stock of its officers and directors for certain liabilities arising under the Securities Act or otherwise.

         As a result of these provisions or agreements, the Company and its shareholders may be unable to obtain monetary damages from a director or officer for breach of the duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
          NUMBER                        DOCUMENT DESCRIPTION
         -------                        --------------------

           4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit
                           4.1 to the Company's Form S-8 filed March 11, 1996, File No. 333-2202).

           4.2* Amended and Restated Bylaws of the Company, as amended.

           4.3 Specimen certificate for the Company's Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, filed September 13, 1995, File No. 33-96886).

           4.4*            AMX Corporation 1999 Equity Incentive Plan

           5.1*            Opinion of Munsch Hardt Kopf & Harr, P.C.

          23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

          23.2* Consent of Ernst & Young LLP, independent public accountants.

          24.1 Powers of Attorney (included on the signature page of this Registration Statement).


-------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of the securities offering (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement);

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 15, 1999.

                                    AMX CORPORATION


                                    By: /s/ JOE HARDT
                                        ----------------------------------------
                                        Joe Hardt, President and Chief Executive
                                        Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Joe Hardt and David E. Chisum and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-fin-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



               SIGNATURE                                    TITLE                                   DATE
               ---------                                    -----                                   ----

         /s/ John F. McHale
         ----------------------------
         John F. McHale                       Chairman of the Board and Director               July 15, 1999


         /s/ Joe Hardt
         ----------------------------
         Joe Hardt                     President, Chief Executive Officer and Director         July 15, 1999
                                                (Principal Executive Officer)


         /s/ Peter D. York
         ----------------------------
         Peter D. York                     Vice Chairman of the Board and Director             July 15, 1999

                                            Chief Financial Officer, Secretary and
         /s/ David E. Chisum                    Treasurer (Principal Financial
         ----------------------------              and Accounting Officer)
         David E. Chisum                                                                       July 15, 1999



         ----------------------------
         Thomas S. Roberts                                 Director                            July 15, 1999


         /s/ Harvey B. Cash
         ----------------------------
         Harvey B. Cash                                    Director                            July 15, 1999


         /s/ Scott D. Miller
         ----------------------------
         Scott D. Miller                                   Director                            July 15, 1999



         ----------------------------
         J. Otis Winters                                   Director                            July 15, 1999